Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050
Jamie Duies, CFA (269) 961-2486

Media Contact:
Kris Bahner (269) 961-3799

Kellogg Company Reports Third Quarter 2019 Results, Reaffirms Financial Outlook
BATTLE CREEK, Mich. - October 29, 2019 - Kellogg Company (NYSE: K) today announced third-quarter 2019 results and reaffirmed its full-year financial guidance.
Highlights:

•	As previously announced, completed divestiture in late July, which adversely impacted reported results.

•	Due to the divestiture, reported net sales declined by approximately (3)% in the quarter.

•	Organic net sales growth, which excludes the impact of the divestiture and currency translation, exceeded 2% in the quarter.

•	Growth momentum was sustained in snacks, frozen foods, and emerging markets.

•	The Company reaffirmed its full-year 2019 guidance for net sales, operating profit, earnings per share and cash flow.

"We remain squarely on strategy and on plan, and this is reflected in our third quarter results," said Steve Cahillane, Kellogg Company’s Chairman and Chief Executive Officer. "Our reshaped portfolio is doing what it is intended to do, focusing on our higher growth categories and markets. We have revitalized key brands through improved brand-building and enhanced innovation. And, as we move past our heaviest investments and costs, we are on track for delivering gradual improvement in profitability. While fully recognizing that we still have work to do, I'm very pleased with our progress."

* Guidance and goals expressed in this press release are on an or currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and various financial instruments, and other costs impacting comparability. Organic basis also excludes acquisitions, divestitures, and differences in shipping days. Expected net sales, margins, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items. The company will use the term "low single digit" to refer to percent changes of up to 3%, "mid single-digit" to refer to percent changes between 4% and 6%, "high single-digit" to refer to percent changes between 7% up to 10%, and "double-digit" to refer to percent changes of 10% or more.

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	September 28, 2019	September 29, 2018	% Change	September 28, 2019	September 29, 2018	% Change
Reported Net Sales	$3,372	$3,469	(2.8)%	$10,355	$10,230	1.2%
Currency-Neutral Net Sales *	$3,416	$3,469	(1.5)%	$10,585	$10,230	3.5%
Organic Net Sales *	$3,416	$3,337	2.4%	$10,265	$10,098	1.6%

Reported Operating Profit	$263	$396	(33.4)%	$1,041	$1,380	(24.5)%
Adjusted Operating Profit *	$444	$471	(5.7)%	$1,361	$1,447	(5.9)%
Currency-Neutral Adjusted Operating Profit *	$450	$471	(4.4)%	$1,385	$1,447	(4.3)%

Reported Diluted Earnings Per Share	$0.72	$1.09	(33.9)%	$2.38	$4.07	(41.5)%
Adjusted Diluted Earnings Per Share *	$1.03	$1.06	(2.8)%	$3.03	$3.42	(11.4)%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$1.05	$1.06	(0.9)%	$3.10	$3.42	(9.4)%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Third Quarter Consolidated Results
Kellogg’s third quarter 2019 GAAP (or "reported") net sales decreased by approximately 3% year on year. The absence of two months of results in the quarter from the late July divestiture of the Company's cookies, fruit snacks, pie crusts, and ice cream cones businesses pulled down net sales by nearly 4%, while adverse currency translation negatively impacted net sales by more than 1%. On an organic basis, net sales increased by more than 2%.
For the first nine months, reported net sales increased by more than 1%, as negative impacts from currency translation and the July 2019 divestiture were more than offset by organic growth and the May 2018 consolidation of Multipro, the company's distributor in West Africa. On an organic basis, net sales increased by almost 2%, largely due to positive price realization.
Reported operating profit in the third quarter decreased by approximately 33% versus the year-ago quarter, largely due to the recognition of withdrawal liabilities related to the company's exit from certain multi-employer pension plans, payable over the course of up to twenty years. On an adjusted basis, operating profit decreased by approximately 6%, owing primarily to the absence of the divested businesses' results, as well as unfavorable currency translation. Excluding currency translation, adjusted operating profit declined by approximately 4%, principally reflecting cost pressures and investments.
For the first nine months, reported operating profit decreased by 25%, primarily due to certain multi-employer pension withdrawal liabilities, as well as business and portfolio realignment charges. On an adjusted basis, operating profit decreased by 6%, principally due to higher input costs, investments in capabilities, the absence of results from the divested businesses, and adverse currency translation. Excluding currency translation, adjusted operating profit declined by approximately 4%, reflecting cost pressures and investments.
Reported earnings per share decreased by approximately 34% from the prior-year quarter, owing primarily to certain multi-employer pension withdrawal liabilities. On an adjusted basis, earnings per share declined by about 3%, due to the absence of results from the divested businesses, as well as adverse currency translation. On a currency-neutral basis, adjusted earnings per share declined less than 1%, as the divestiture impact and cost pressures on currency-neutral operating profit more than offset a benefit from the favorable resolution of uncertain tax positions.
For the first nine months, earnings per share decreased by approximately 42% on a reported basis, mainly reflecting certain multi-employer pension withdrawal liabilities, as well as business and portfolio realignment charges. Earnings per share were down 11% on an adjusted basis, and down approximately 9% on a currency-neutral adjusted basis, owing to cost pressures and investments, the absence of two months of results from the divested businesses, the lapping of prior period tax benefits, and the negative impact on pension expense of a beginning-of-year pension asset base reduced by last December's financial markets decline.
Third Quarter Business Performance
Please refer to the segment tables in the back of this document.
Kellogg Company's reported net sales in the third quarter declined due to the absence of two months of results from the businesses that were divested in late July, as well as negative foreign currency translation. On an organic basis, net sales growth was broad-based and led by improved price realization. The Company points to organic net sales growth as the most tangible evidence that its Deploy For Growth strategy is continuing to gain traction. As expected, reported operating profit was weighed down by cost pressures and investments, but most of the decline was due to certain multi-employer pension withdrawal liabilities and business and portfolio realignment charges, partially offset by a reduction in Project K restructuring charges. This third quarter performance offers improved confidence in the rest of the year, enabling the Company to reaffirm full-year guidance.
Kellogg North America’s reported net sales in the third quarter decreased by 6% primarily due to the absence of results from the divested businesses. On an organic basis, net sales growth was slightly positive, featuring price realization and sustained consumption growth in five of six major categories. In snacks, reported net sales declined because of the divestiture, while organic net sales growth was supported by consumption growth momentum in key brands such as Pringles, Cheez-It, Rice Krispies Treats, and Pop-Tarts. Frozen foods net sales growth and consumption growth were led by innovation, increasing consumer awareness of plant-based meat alternatives, and effective commercial programs, for MorningStar Farms veggie foods. Cereal net sales and consumption declined on category softness and only a gradual return to brand building activity following a pack-size harmonization in the first half of the year. Kellogg North America's operating profit decreased by 37% on a reported basis, largely due to certain multi-employer pension withdrawal liabilities and the absence of results from the divested businesses, partially offset by a reduction in Project K restructuring charges. On a currency-neutral adjusted basis, operating profit declined by nearly 6%, with the divestiture's impact accounting for more than 6 percentage points of this decline.
Kellogg Europe recorded a 1% decrease in reported net sales because of unfavorable currency translation, while net sales grew approximately 4% on a currency-neutral basis, supported by improved in-market performance. Consumption growth was again led by momentum in Pringles, which continued to grow in key markets behind innovation, effective brand building, and new pack formats. Cereal consumption increased slightly in the Region, led by the U.K. and Russia. Wholesome snacks continued toward stabilization with consumption declines that moderated in the quarter. Kellogg Europe's operating profit increased 9% on a reported basis, as a reduction in Project K restructuring charges more than offset the impact of promotional timing and cost pressures. On a currency-neutral adjusted basis, operating profit declined by 5%.
Kellogg Latin America delivered a 2% increase in reported net sales, despite negative currency translation. On a currency-neutral basis, net sales increased by 5%, with broad-based growth in cereal and snacks. Operating profit for the region declined 15%, with results weighed down by charges related to Project K and by negative currency translation. On a currency-neutral adjusted basis, operating profit declined by 5%, largely due to higher input and distribution costs.
Kellogg Asia Pacific, Middle East and Africa ("AMEA") reported net sales growth of 6%, despite negative currency translation. On a currency-neutral basis, net sales increased by nearly 8%, led by momentum in Africa and the Middle East, and featuring growth in snacks, cereal, and noodles.  Kellogg AMEA recorded a 15% increase in reported operating profit, aided by the favorable reversal of an excise tax accrual, and higher net sales, but partially offset by adverse currency translation and cost pressures. On a currency-neutral adjusted basis, its operating profit grew 18%.

Kellogg Reaffirms Full-Year Financial Guidance
Kellogg Company reaffirmed full-year financial guidance. Specifically:

•	Net sales growth is still expected to be +1-2% year on year on both a currency-neutral and organic basis.

•	Currency-neutral adjusted operating profit expectations continue to be for a decline in the range of (4)% to (5)%, primarily reflecting the impact of the divestiture.

•
Currency-neutral adjusted EPS is expected to decline by approximately (10)% primarily reflecting the lapping of year-ago tax benefits, lower other income related to beginning-of-year pension assets, and the impact of the divestiture. This represents the favorable end of the previously communicated guidance range of (10)% to (11)% as it reflects a lower than expected tax rate in the third quarter and better than expected other income.

•	Cash flow is expected to be approximately $0.5 billion for the year, primarily reflecting the impact of the divestiture.
Conference Call / Webcast
Kellogg will host a conference call to discuss results and outlook on Tuesday, October 29, 2019 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
At Kellogg Company (NYSE: K), we strive to enrich and delight the world through foods and brands that matter. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR® and more. Net sales in 2018 were approximately $13.5 billion, comprised principally of snacks and convenience foods like cereal and frozen foods. Kellogg brands are beloved in markets around the world. We are also a company with Heart & Soul, committed to creating Better Days for 3 billion people by the end of 2030 through our Kellogg’s® Better Days global purpose platform. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.

Non-GAAP Financial Measures
This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted and currency-neutral adjusted diluted EPS, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•
Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, foreign currency, and differences in shipping days resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.

•
Adjusted operating profit and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, multi-employer pension plan exit liabilities, the gain on the divestiture of our cookies, fruit snacks, pie crusts, and ice cream cone businesses, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

•
Currency-neutral adjusted gross profit, gross margin, operating profit, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, multi-employer pension plan exit liabilities, the gain on the divestiture of our cookies, fruit snacks, pie crusts, and ice cream cone businesses, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments.

•
Adjusted Other income (expense), net: We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, the gain on the divestiture of our selected cookies, fruit snacks, pie crusts, and ice cream cone businesses, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's Other income (expense), net, excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.

•
Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, multi-employer pension plan exit liabilities, the gain on the divestiture of our selected cookies, fruit snacks, pie crusts, and ice cream cone businesses, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.

•
Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.

These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

Forward-looking guidance for currency-neutral net sales, organic net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for net sales excludes the impact of foreign currency translation. Guidance for operating profit excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), multi-employer pension plan exit liabilities, and other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), multi-employer pension plan exit liabilities, the gain on the divestiture of selected cookies fruit snacks, pie crusts, and ice cream cone businesses, and other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices) or future decisions to be made by our management team and Board of Directors. Additionally, we are unable to reasonably estimate the potential full-year financial impacts of Brexit because of uncertainties in outcomes. Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.
    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2019:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Project K (pre-tax)		~$50M	~$0.15
Business and portfolio realignment (pre-tax)		~$170-180M	~$0.50-$0.53
Multi-employer pension plans exit liabilities (pre-tax)		$132M	$0.39
Income tax impact applicable to adjustments, net**			~$0.24
Currency-neutral adjusted guidance*	1-2%	(4)-(5)%	~(10)%
Subtract: Acquisitions	2%
Add Back: Divestiture	~(2)-(3)%
Organic guidance	1-2%
* 2019 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for 2019 include impacts of Brexit, and mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Full Year 2019
Net cash provided by (used in) operating activities	~$1.0
Additions to properties	~(0.5)
Cash Flow	~$0.5

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,”

“should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the expected benefits and costs of the divestiture of selected cookies, fruit and fruit flavored-snacks, pie crusts, and ice-cream cones businesses of the Company, the risk that disruptions from the divestiture will divert management's focus or harm the Company’s business, risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects, risks associated with the Company’s provision of transition services to the divested businesses post-closing, the ability to implement restructurings as planned, whether the expected amount of costs associated with restructurings will differ from forecasts, whether the Company will be able to realize the anticipated benefits from restructurings in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10- Q, and Current Reports on Form 8-K.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$3,372	$3,469	$10,355	$10,230
Cost of goods sold	2,372	2,293	7,062	6,593
Selling, general and administrative expense	737	780	2,252	2,257
Operating profit	263	396	1,041	1,380
Interest expense	72	72	221	213
Other income (expense), net	150	130	247	269
Income before income taxes	341	454	1,067	1,436
Income taxes	91	69	237	206
Earnings (loss) from unconsolidated entities	(2)	(2)	(5)	196
Net income	248	383	825	1,426
Net income attributable to noncontrolling interests	1	3	10	6
Net income attributable to Kellogg Company	$247	$380	$815	$1,420
Per share amounts:
Basic earnings	$0.73	$1.10	$2.39	$4.10
Diluted earnings	$0.72	$1.09	$2.38	$4.07
Average shares outstanding:
Basic	341	347	341	346
Diluted	342	349	342	349
Actual shares outstanding at period end			341	347

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	September 28, 2019	September 29, 2018
Operating activities
Net income	$825	$1,426
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	360	374
Postretirement benefit plan expense (benefit)	(158)	(188)
Deferred income taxes	(206)	99
Stock compensation	42	42
Multi-employer pension plan exit liability	132	—
Gain from unconsolidated entities, net	—	(200)
Other	(70)	(91)
Postretirement benefit plan contributions	(19)	(279)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(253)	(139)
Inventories	16	(67)
Accounts payable	—	103
All other current assets and liabilities	256	(154)
Net cash provided by (used in) operating activities	925	926
Investing activities
Additions to properties	(436)	(389)
Acquisitions, net of cash acquired	(8)	(28)
Investments in unconsolidated entities	—	(389)
Acquisition of cost method investments	—	(6)
Divestiture	1,332	—
Purchases of available for sale securities	(18)	—
Sales of available for sale securities	83	—
Other	(22)	27
Net cash provided by (used in) investing activities	931	(785)
Financing activities
Net issuances (reductions) of notes payable	9	(198)
Issuances of long-term debt	40	993
Reductions of long-term debt	(1,000)	(401)
Debt redemption costs	(17)	—
Net issuances of common stock	40	160
Common stock repurchases	(220)	(120)
Cash dividends	(574)	(568)
Other	(9)	(2)
Net cash provided by (used in) financing activities	(1,731)	(136)
Effect of exchange rate changes on cash and cash equivalents	7	23
Increase (decrease) in cash and cash equivalents	132	28
Cash and cash equivalents at beginning of period	321	281
Cash and cash equivalents at end of period	$453	$309

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	September 28, 2019	December 29, 2018
	(unaudited)	*
Current assets
Cash and cash equivalents	$453	$321
Accounts receivable, net	1,643	1,375
Inventories	1,200	1,330
Other current assets	196	131
Total current assets	3,492	3,157
Property, net	3,493	3,731
Operating lease right-of-use assets	464	—
Goodwill	5,842	6,050
Other intangibles, net	2,572	3,361
Investments in unconsolidated entities	405	413
Other assets	1,231	1,068
Total assets	$17,499	$17,780
Current liabilities
Current maturities of long-term debt	$6	$510
Notes payable	185	176
Accounts payable	2,338	2,427
Current operating lease liabilities	105	—
Other current liabilities	1,755	1,416
Total current liabilities	4,389	4,529
Long-term debt	7,683	8,207
Operating lease liabilities	366	—
Deferred income taxes	589	730
Pension liability	605	651
Other liabilities	579	504
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	909	895
Retained earnings	7,910	7,652
Treasury stock, at cost	(4,714)	(4,551)
Accumulated other comprehensive income (loss)	(1,483)	(1,500)
Total Kellogg Company equity	2,727	2,601
Noncontrolling interests	561	558
Total equity	3,288	3,159
Total liabilities and equity	$17,499	$17,780
 * Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended September 28, 2019
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$12	$(1)	$(11)	$32	$—	$—	$21	$0.06
Project K (pre-tax)	13	2	(15)	—	—	—	(15)	(0.04)
Brexit impacts (pre-tax)	1	—	(1)	—	—	—	(1)	—
Business and portfolio realignment (pre-tax)	3	18	(21)	—	—	—	(21)	(0.06)
Multi-employer pension plan exit liability (pre-tax)	132	—	(132)	—	—	—	(132)	(0.39)
Gain on divestiture (pre-tax)	—	—	—	55	—	—	55	0.16
Income tax impact applicable to adjustments, net*	—	—	—	—	13	—	(13)	(0.04)
Foreign currency impact	(28)	(10)	(6)	(1)	(1)	—	(6)	(0.02)
Adjustments to adjusted basis	$133	$9	$(186)	$86	$12	$—	$(112)	$(0.33)

	Quarter ended September 29, 2018
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$10	$1	$(11)	$36	$—	$—	$25	$0.07
Project K (pre-tax)	49	15	(64)	30	—	—	(34)	(0.10)
Income tax impact applicable to adjustments, net*	—	—	—	—	(4)	—	4	0.01
Adoption of U.S.Tax Reform	—	—	—	—	(16)	—	16	0.05
Gain from unconsolidated entities, net	—	—	—	—	—	—	—	—
Adjustments to adjusted basis	$59	$16	$(75)	$66	$(20)	$—	$11	$0.03

	Year-to-date period ended September 28, 2019
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$7	$—	$(7)	$22	$—	$—	$15	$0.04
Project K (pre-tax)	30	8	(38)	—	—	—	(38)	(0.11)
Brexit impacts (pre-tax)	7	—	(7)	—	—	—	(7)	(0.02)
Business and portfolio realignment (pre-tax)	11	124	(135)	—	—	—	(135)	(0.39)
Multi-employer pension plan exit liability (pre-tax)	132	—	(132)	—	—	—	(132)	(0.39)
Gain on divestiture (pre-tax)	—	—	—	55	—	—	55	0.16
Income tax impact applicable to adjustments, net*	—	—	—	—	(21)	—	21	0.06
Foreign currency impact	(159)	(47)	(24)	(3)	(2)	—	(23)	(0.07)
Adjustments to adjusted basis	$28	$85	$(343)	$74	$(23)	$—	$(244)	$(0.72)

	Year-to-date period ended September 29, 2018
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(22)	$—	$22	$47	$—	$—	$69	$0.20
Project K (pre-tax)	58	31	(89)	30	—	—	(59)	(0.17)
Income tax impact applicable to adjustments, net*	—	—	—	—	(1)	—	1	—
Adoption of U.S.Tax Reform	—	—	—	—	(16)	—	16	0.05
Gain from unconsolidated entities, net	—	—	—	—	—	200	200	0.57
Adjustments to adjusted basis	$36	$31	$(67)	$77	$(17)	$200	$227	$0.65
* Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended September 28, 2019
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,059	$527	$244	$542	$—	$3,372
Foreign currency impact on total business (inc)/dec	(3)	(27)	(8)	(7)	—	(45)
Currency-neutral net sales	$2,061	$554	$251	$549	$—	$3,416
Acquisitions	—	—	—	—	—	—
Foreign currency impact on acquisitions (inc)/dec	—	—	—	—	—	—
Organic net sales	$2,061	$554	$251	$549	$—	$3,416

Quarter ended September 29, 2018
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,188	$531	$239	$511	$—	$3,469
Divestitures	130	—	2	—	—	132
Organic net sales	$2,058	$531	$237	$511	$—	$3,337

% change - 2019 vs. 2018:
Reported growth	(5.9)%	(0.7)%	1.7%	6.1%	—%	(2.8)%
Foreign currency impact on total business (inc)/dec	(0.1)%	(4.9)%	(3.4)%	(1.5)%	—%	(1.3)%
Currency-neutral growth	(5.8)%	4.2%	5.1%	7.6%	—%	(1.5)%
Acquisitions	—%	—%	—%	—%	—%	—%
Divestitures	(6.0)%	—%	(0.8)%	—%	—%	(3.9)%
Foreign currency impact on acquisitions (inc)/dec	—%	—%	—%	—%	—%	—%
Organic growth	0.2%	4.2%	5.9%	7.6%	—%	2.4%
Volume (tonnage)	(2.5)%	2.1%	2.1%	(0.1)%	—%	(0.7)%
Pricing/mix	2.7%	2.1%	3.8%	7.7%	—%	3.1%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year-to-date period ended September 28, 2019
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$6,496	$1,566	$707	$1,586	$—	$10,355
Foreign currency impact on total business (inc)/dec	(12)	(100)	(30)	(87)	—	(230)
Currency-neutral net sales	$6,508	$1,666	$738	$1,673	$—	$10,585
Acquisitions	—	—	—	271	—	271
Foreign currency impact on acquisitions (inc)/dec	—	—	—	49	—	49
Organic net sales	$6,508	$1,666	$738	$1,353	$—	$10,265

Year-to-date period ended September 29, 2018
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$6,645	$1,610	$710	$1,265	$—	$10,230
Divestitures	130	—	2	—	—	132
Organic net sales	$6,515	$1,610	$708	$1,265	$—	$10,098

% change - 2019 vs. 2018:
Reported growth	(2.3)%	(2.8)%	(0.4)%	25.5%	—%	1.2%
Foreign currency impact on total business (inc)/dec	(0.2)%	(6.2)%	(4.3)%	(6.9)%	—%	(2.3)%
Currency-neutral growth	(2.1)%	3.4%	3.9%	32.4%	—%	3.5%
Acquisitions	—%	—%	—%	21.5%	—%	2.7%
Divestitures	(2.0)%	—%	(0.3)%	—%	—%	(1.3)%
Foreign currency impact on acquisitions (inc)/dec	—%	—%	—%	3.9%	—%	0.5%
Organic growth	(0.1)%	3.4%	4.2%	7.0%	—%	1.6%
Volume (tonnage)	(1.9)%	2.0%	0.2%	0.1%	—%	(0.7)%
Pricing/mix	1.8%	1.4%	4.0%	6.9%	—%	2.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Reported gross profit	$1,000	$1,176	$3,293	$3,637
Mark-to-market (COGS)	(12)	(10)	(7)	22
Project K (COGS)	(13)	(49)	(30)	(58)
Brexit impacts (COGS)	(1)	—	(7)	—
Business and portfolio realignment (COGS)	(3)	—	(11)	—
Multi-employer pension plan exit liability (COGS)	(132)	—	(132)	—
Foreign currency impact	(16)	—	(71)	—
Currency-neutral adjusted gross profit	$1,177	$1,235	$3,551	$3,673
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Reported gross margin	29.7%	33.9%	31.8%	35.6%
Mark-to-market (COGS)	(0.3)%	(0.3)%	(0.1)%	0.3%
Project K (COGS)	(0.4)%	(1.4)%	(0.3)%	(0.6)%
Brexit impacts (COGS)	(0.1)%	—%	—%	—%
Business and portfolio realignment (COGS)	—%	—%	(0.1)%	—%
Multi-employer pension plan exit liability (COGS)	(4.0)%	—%	(1.3)%	—%
Foreign currency impact	—%	—%	—%	—%
Currency-neutral adjusted gross margin	34.5%	35.6%	33.6%	35.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended September 28, 2019
(millions)	North America*	Europe	Latin America	AMEA	Corporate*	Kellogg Consolidated
Reported operating profit	$208	$68	$23	$53	$(89)	$263
Mark-to-market	—	—	—	—	(11)	(11)
Project K	(9)	(1)	(4)	—	—	(15)
Brexit impacts	—	(1)	—	—	—	(1)
Business and portfolio realignment	(2)	1	—	(2)	(18)	(21)
Multi-employer pension plan exit liability	(132)	—	—	—	—	(132)
Adjusted operating profit	$351	$69	$28	$56	$(61)	$444
Foreign currency impact	—	(4)	(1)	(1)	—	(6)
Currency-neutral adjusted operating profit	$352	$73	$29	$58	$(61)	$450

Quarter ended September 29, 2018
(millions)	North America*	Europe	Latin America	AMEA	Corporate*	Kellogg Consolidated
Reported operating profit	$330	$63	$28	$46	$(71)	$396
Mark-to-market	—	—	—	—	(11)	(11)
Project K	(44)	(14)	(3)	(2)	(1)	(64)
Adjusted operating profit	$374	$77	$31	$48	$(59)	$471

% change - 2019 vs. 2018:
Reported growth	(36.7)%	8.9%	(14.5)%	14.9%	(27.8)%	(33.4)%
Mark-to-market	—%	—%	—%	—%	5.4%	(0.9)%
Project K	5.0%	19.0%	(6.0)%	4.8%	2.9%	6.2%
Brexit impacts	—%	(1.9)%	—%	—%	—%	(0.4)%
Business and portfolio realignment	(0.6)%	1.8%	(0.3)%	(4.9)%	(30.7)%	(4.4)%
Multi-employer pension plan exit liability	(35.4)%	—%	—%	—%	—%	(28.2)%
Adjusted growth	(5.7)%	(10.0)%	(8.2)%	15.0%	(5.4)%	(5.7)%
Foreign currency impact	(0.1)%	(4.7)%	(3.4)%	(2.9)%	—%	(1.3)%
Currency-neutral adjusted growth	(5.6)%	(5.3)%	(4.8)%	17.9%	(5.4)%	(4.4)%
Note: Tables may not foot due to rounding.
* Corporate in 2019 includes the cost of certain global research and development activities that were previously included in the North America reportable segment in 2018 that totaled approximately $12 million.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended September 28, 2019
(millions)	North America*	Europe	Latin America	AMEA	Corporate*	Kellogg Consolidated
Reported operating profit	$910	$164	$61	$145	$(239)	$1,041
Mark-to-market	—	—	—	—	(7)	(7)
Project K	(23)	(2)	(8)	(4)	—	(38)
Brexit impacts	—	(7)	—	—	—	(7)
Business and portfolio realignment	(55)	(35)	(2)	(4)	(39)	(135)
Multi-employer pension plan exit liability	(132)	—	—	—	—	(132)
Adjusted operating profit	$1,120	$208	$72	$153	$(193)	$1,361
Foreign currency impact	(1)	(13)	(2)	(8)	—	(24)
Currency-neutral adjusted operating profit	$1,121	$222	$74	$161	$(193)	$1,385

Year-to-date period ended September 29, 2018
(millions)	North America*	Europe	Latin America	AMEA	Corporate*	Kellogg Consolidated
Reported operating profit	$1,114	$210	$70	$125	$(139)	$1,380
Mark-to-market	—	—	—	—	22	22
Project K	(66)	(8)	(7)	(5)	(3)	(89)
Adjusted operating profit	$1,180	$218	$77	$130	$(158)	$1,447

% change - 2019 vs. 2018:
Reported growth	(18.3)%	(21.8)%	(11.9)%	15.6%	(72.1)%	(24.5)%
Mark-to-market	—%	—%	—%	—%	(28.4)%	(1.8)%
Project K	2.6%	1.9%	(2.8)%	1.3%	3.0%	2.2%
Brexit impacts	—%	(3.3)%	—%	—%	—%	(0.5)%
Business and portfolio realignment	(4.7)%	(16.0)%	(2.6)%	(3.4)%	(24.5)%	(9.3)%
Multi-employer pension plan exit liability	(11.2)%	—%	—%	—%	—%	(9.2)%
Adjusted growth	(5.0)%	(4.4)%	(6.5)%	17.7%	(22.2)%	(5.9)%
Foreign currency impact	(0.1)%	(6.2)%	(2.5)%	(5.8)%	0.1%	(1.6)%
Currency-neutral adjusted growth	(4.9)%	1.8%	(4.0)%	23.5%	(22.3)%	(4.3)%
Note: Tables may not foot due to rounding.
* Corporate in 2019 includes the cost of certain global research and development activities that were previously included in the North America reportable segment in 2018 that totaled approximately $36 million.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amount - Reported Other Income (Expense), Net to Adjusted Other Income (Expense), Net

	Quarter ended		Year-to-date period ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Reported Other income (expense), net	$150	$130	$247	$269
Mark-to-market	32	36	22	47
Project K	—	30	—	30
Gain on divestiture	55	—	55	—
Adjusted Other income (expense), net	$63	$64	$170	$192
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year-to-date period ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Reported incomes taxes	$91	$69	$237	$206
Mark-to-market	5	4	3	12
Project K	(4)	(8)	(8)	(13)
Brexit impacts	—	—	(1)	—
Business and portfolio realignment	(12)	—	(39)	—
Multi-employer pension plan exit liability	(31)	—	(31)	—
Gain on divestiture	55	—	55	—
Adoption of U.S. Tax Reform	—	(16)	—	(16)
Adjusted income taxes	$78	$89	$258	$223
Reported effective tax rate	26.7%	15.0%	22.2%	14.3%
Mark-to-market	—%	—%	—%	0.1%
Project K	—%	(0.6)%	—%	(0.3)%
Brexit impacts	—%	—%	0.1%	—%
Business and portfolio realignment	(1.8)%	—%	(0.7)%	—%
Multi-employer pension plan exit liability	1.3%	—%	(0.1)%	—%
Gain on divestiture	9.3%	—%	3.3%	—%
Adoption of U.S. Tax Reform	—%	(3.4)%	—%	(1.1)%
Adjusted effective tax rate	17.9%	19.0%	19.6%	15.6%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Reported EPS	$0.72	$1.09	$2.38	$4.07
Mark-to-market (pre-tax)	0.06	0.07	0.04	0.20
Project K (pre-tax)	(0.04)	(0.10)	(0.11)	(0.17)
Brexit impacts (pre-tax)	—	—	(0.02)	—
Business and portfolio realignment (pre-tax)	(0.06)	—	(0.39)	—
Multi-employer pension plan exit liability (pre-tax)	(0.39)	—	(0.39)	—
Gain on divestiture (pre-tax)	0.16	—	0.16	—
Income tax impact applicable to adjustments, net*	(0.04)	0.01	0.06	—
Adoption of U.S. Tax Reform	—	0.05	—	0.05
Gain from unconsolidated entities, net	—	—	—	0.57
Adjusted EPS	$1.03	$1.06	$3.03	$3.42
Foreign currency impact	(0.02)		(0.07)
Currency-neutral adjusted EPS	$1.05	$1.06	$3.10	$3.42
Note: Tables may not foot due to rounding.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Currency-Neutral Net Sales Growth
North America

Net sales % change - third quarter 2019 vs. 2018:
North America	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
Snacks	(7.6)%	—%	(7.6)%	(12.8)%	5.2%
Cereal	(5.0)%	(0.2)%	(4.8)%	—%	(4.8)%
Frozen	0.5%	(0.1)%	0.6%	—%	0.6%

Net sales % change - third quarter year-to-date 2019 vs. 2018:
North America	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Divestitures	Organic Net Sales
Snacks	(1.4)%	(0.1)%	(1.3)%	(4.1)%	2.8%
Cereal	(4.9)%	(0.3)%	(4.6)%	—%	(4.6)%
Frozen	0.6%	(0.2)%	0.8%	—%	0.8%

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Cash Flow to Kellogg Defined Cash Flow

	Year-to-date period ended
(millions, unaudited)	September 28, 2019	September 29, 2018
Operating activities
Net Income	$825	$1,426
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	360	374
Postretirement benefit plan expense (benefit)	(158)	(188)
Deferred income taxes	(206)	99
Stock compensation	42	42
Multi-employer pension plan exit liability	132	—
Gain from unconsolidated entities, net	—	(200)
Other	(70)	(91)
Postretirement benefit plan contributions	(19)	(279)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(253)	(139)
Inventories	16	(67)
Accounts payable	—	103
All other current assets and liabilities	256	(154)

Net cash provided by (used in) operating activities	925	926
Less:
Additions to properties	(436)	(389)
Cash flow (operating cash flow less property additions) (a)	$489	$537
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Significant items impacting comparability

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market benefit of $21 million and a pre-tax mark-to-market benefit of $15 million for the quarter and year-to-date periods ended September 28, 2019, respectively. Included within the aforementioned was a pre-tax mark-to-market benefit for pension plans of $32 million and $22 million for the quarter and year-to-date periods ended September 28, 2019, respectively. We also recorded a pre-tax mark-to-market benefit of $25 million and $69 million for the quarter and year-to-date periods ended September 29, 2018, respectively. Included within the aforementioned was a pre-tax mark-to-market benefit for pension plans of $36 million and $63 million for the quarter and year-to-date periods ended September 29, 2018, respectively.

Project K
Project K continued generating savings used to invest in key strategic areas of focus for the business. We recorded pre-tax charges related to this program of $15 million and $38 million for the quarter and year-to-date periods ended September 28, 2019 respectively. We also recorded pre-tax charges related to this program of $34 million and $59 million for the quarter and year-to-date periods ended September 29, 2018, respectively.

Brexit impacts
With the uncertainty of the United Kingdom (U.K.) exiting the European Union (EU), commonly referred to as Brexit, we have begun preparations to proactively prepare for the potential adverse impacts of Brexit, such as delays at ports of entry and departure. As a result, we incurred pre-tax charges of $1 million and $7 million for the quarter and year-to-date periods ended September 28, 2019, respectively.

Business and portfolio realignment
One-time costs related to: completed and prospective divestitures and acquisitions, including the divestiture of our cookies, fruit snacks, pie crusts, and ice-cream cone businesses; reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; and investments in enhancing capabilities prioritized by our Deploy for Growth strategy. As a result, we incurred pre-tax charges, primarily related to reorganizations, of $21 million and $135 million for the quarter and year-to-date periods ended September 28, 2019, respectively.

Multi-employer pension plan exit liability
During the third quarter of 2019, the Company incurred a pre-tax charge of $132 million due to withdrawing from two multi-employer pension plans.

Divestitures
On July 28, 2019, the Company completed its sale of selected cookies, fruit and fruit-flavored snacks, pie crusts, and ice cream cones businesses to Ferrero for approximately $1.3 billion in cash, subject to a working capital adjustment mechanism.  Both the total assets and net assets of the businesses were approximately $1.3 billion, resulting in a net pre-tax gain of $38 million for the quarter ended September 28, 2019, recorded in Other income and (expense). Additionally, the Company recognized curtailment gains related to the divestiture totaling $17 million in our U.S. pension and nonpension postretirement plans.

The operating results for the divested businesses were primarily included in the North America reporting segment prior to the sale. Reported net sales for the divested businesses totaled $132 million for the two month period ended September 29, 2018.

Adoption of U.S. Tax Reform
In conjunction with the adoption of U.S. Tax Reform, the Company recorded a $16 million reduction of income tax expense for the quarter and year-to-date periods ended September 29, 2018 related to our transition tax liability.

Gain on unconsolidated entities, net
In connection with the Multipro business combination during the second quarter of 2018, the Company recognized a one-time, non-cash gain on the disposition of our previously held equity interest in Multipro of $245 million. Additionally, the Company exercised its call option to acquire a 50% interest in Tolaram Africa Foods, PTE LTD, a holding company with a 49% equity interest in an affiliated food manufacturer, resulting in the Company having a

24.5% interest in the affiliated food manufacturer. In conjunction with the exercise, the Company recognized a one-time, non-cash loss of $45 million, which represents an other than temporary excess of cost over fair value of the investment. These amounts were recorded within Earnings (loss) from unconsolidated entities during the second quarter of 2018.

Acquisitions
In May of 2018, the Company acquired an incremental 1% ownership interest in Multipro, which along with concurrent changes to the shareholders' agreement, resulted in the Company now having a 51% controlling interest in and began consolidating Multipro, a leading distributor of a variety of food products in Nigeria and Ghana. In our AMEA reportable segment, for the year-to-date period ended September 28, 2019, the acquisition added $271 million, respectively, in net sales that impacted the comparability of our reported results.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.